UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 30, 2006
THE CLOROX COMPANY
(Exact name of registrant as specified in its charter)
Delaware
(State or other
jurisdiction of
incorporation or
organization)

1-07151 (Commission File Number)	31-0595760 (I.R.S. Employer Identification No.)
1221 Broadway, Oakland, California 94612-1888
(Address of principal executive offices) (Zip code)
(510) 271-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)
☐ Written communications pursuant to Rule 425 Under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This amendment is being filed to correct certain typographical errors.
Item 1.01 Entry into a Material Definitive Agreement
The information relating to this Item is set forth in Item 5.02 below and is incorporated herein by reference.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On August 30, 2006, The Clorox Company (the “Company”) issued a press release announcing that it had named Donald Knauss, 55, as the Chairman of the Board and Chief Executive Officer of the Company to be effective in early October 2006. Mr. Knauss succeeds Robert W. Matschullat, 58, who has served as Clorox’s interim Chairman and interim CEO since March 2006 after Gerald E. Johnston suffered a heart attack and subsequently retired from his positions as Chairman and CEO.
Until August 30, 2006, Mr. Knauss was president and chief operating officer for The Coca-Cola Company’s North America segment, a position he had held since February 2004. Between January 2000 and January 2003, Mr. Knauss was President and CEO of The Minute Maid Company, a division of The Coca-Cola Company. He became president of the Retail Division of Coca-Cola North America in January 2003.
On August 30, 2006, the Company entered an employment agreement with Mr. Knauss, to be effective no later than December 1, 2006. Under the terms of the employment agreement, Mr. Knauss will receive, among other things, an annual base salary of $950,000, subject to adjustment in accordance with the agreement and the Company’s administrative practice. Additionally, he will receive a sign-on cash bonus of $500,000, and, on his first day of employment, he will receive a ten-year option to purchase 275,000 shares of the Company’s common stock having an exercise price equal to the fair market value of the Company’s common stock on that day, and 83,500 restricted stock units. These equity-based awards will vest over four years with vesting of one-fourth on each of the next four anniversaries of the first day of his employment. Mr. Knauss will be eligible to participate in the Annual Incentive Plan (“AIP Plan”), the Executive Incentive Compensation Plan (“EIC Plan”), the 2005 Stock Incentive Plan and the Company’s 2005 Non-Qualified Deferred Compensation Plan. He will be eligible to receive an annual incentive bonus under the AIP Plan and/or the EIC Plan with a bonus target of 115% of his annual base salary for the applicable year and a maximum bonus equal to 200% of his bonus target for the applicable year. For the fiscal year ending June 30, 2007, under the terms of his employment agreement, Mr. Knauss’ annual incentive bonus is guaranteed to equal at least his bonus target of 115% of his annual base salary. If his first day of employment is after November 1, 2006, this bonus for the fiscal year ending June 30, 2007 will be prorated based upon the portion of the fiscal year ending June 30, 2007 during which he was employed by the Company.
Mr. Knauss will be eligible to participate in the Company’s Supplemental Executive Retirement Plan (“Company SERP”). Additionally, the Company will establish a replacement SERP (“Replacement SERP”) for Mr. Knauss’ benefit that duplicates the rights and benefits to which he would have been entitled under The Coca-Cola Company Employee Retirement Plan and The Coca-Cola Company Supplemental Benefit Plan — Pension in effect on the date of the employment agreement, had his employment with The Coca-Cola Company continued until his retirement. Mr. Knauss will be eligible to receive supplemental executive retirement plan benefits equal to the greater of the amount attributable to the Company SERP or the Replacement SERP, subject to terms outlined in the employment agreement.
Mr. Knauss will be entitled to relocation benefits, including up to $50,000 in loss protection on the sale of his residence in Atlanta, Georgia, and up to $10,000 per month for temporary housing, plus certain commuting and house hunting travel costs, for a period of up to one-year. Additionally, the Company has agreed to pay up to $40,000 for legal fees and other expenses Mr. Knauss incurred in connection with the negotiation and drafting of the employment agreement.
The employment agreement provides for severance benefits in the event of Mr. Knauss’ termination without cause (as defined in the agreement) or Mr. Knauss’ termination for good reason (as defined in the agreement). In either such event, Mr. Knauss will receive a lump sum amount equal to three times his annual base salary on the date of his termination and three times 75% of his average annual bonus, a pro rata portion of the bonus to which he would have been entitled for the year in which he was terminated, continuation of his participation in medical and/or dental benefit plans for three years, the vesting of certain of the unvested restricted stock units and unvested stock options he received on his first day of employment which were granted to replace benefits he forfeited upon termination of his prior employment (23,500 restricted stock units and 61,000 options) and an extended period of time to exercise the stock options, and certain other benefits depending upon how long he has been employed with the Company.
Mr. Knauss’ agreement has a three-year term. Mr. Knauss’ agreement will be automatically extended for an additional year on the last day before the third anniversary of his first day of employment and for one additional year on each succeeding anniversary unless either the Company or Mr. Knauss gives notice to the other party at least 180 days before such extension would become effective.
On August 30, 2006, the Company also entered into a change in control agreement with Mr. Knauss, which will be effective when his employment with the Company begins. Among other things, this agreement provides that if, within 24 months (or, if earlier, prior to the first day of the month following Mr. Knauss’ 65th birthday) after a change in control (as defined in the agreement), Mr. Knauss is terminated by the Company, other than for cause or disability (as defined in the agreement), or if Mr. Knauss terminates his employment for good reason (as defined in the agreement), the Company will pay Mr. Knauss a lump sum amount equal to: (A) the sum of (1) his annual base salary through the date of termination to the extent not already paid, (2) a pro rata amount of his average annual bonus, and (3) any compensation previously deferred by Mr. Knauss (together with any accrued interest or earnings) and any accrued vacation pay not already paid; (B) three times the sum of his annual base salary and his average annual bonus; and (C) certain benefit plan payments calculated as if his employment had continued for another three years. Additionally, in the event of a change in control, any unvested restricted stock units and stock options granted under the employment agreement will immediately vest if they are not assumed or replaced by the continuing entity and any other awards granted under the Company’s 2005 Stock Incentive Plan will become immediately fully vested or exercisable. In the event of Mr. Knauss’ termination of employment within 24 months following a change in control, all unvested stock options and restricted stock units granted to him under the Company’s 2005 Stock Incentive Plan (or any successor plan) will immediately vest and any stock options will remain exercisable for the lesser of 3 years or the expiration date of the applicable award (one year in the case of termination due to death, disability, cause or without good reason). If Mr. Knauss’ termination occurs more than 24 months after the change in control, any unvested restricted stock units and stock options granted under the employment agreement will vest in the same manner as under Mr. Knauss’ employment agreement.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description

99.1	Press Release dated August 30, 2006 of The Clorox Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CLOROX COMPANY
Date: September 6, 2006	By:	/s/ Laura Stein
Laura Stein
Senior Vice President — General Counsel & Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated August 30, 2006 of The Clorox Company